Exhibit 99.1

Wesco Aircraft Holdings Closes Acquisition of Interfast Inc.

VALENCIA, CA, July 5, 2012 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, announced today that it completed the acquisition of substantially all of the assets of Interfast Inc. (“Interfast”) on July 3, 2012 pursuant to the definitive agreement announced on May 24, 2012. The CDN$134 million acquisition was funded via a combination of cash and borrowings under Wesco Aircraft’s existing revolving credit facility.

Interfast is a Toronto-based value-added distributor of specialty fasteners, fastening systems and production installation tooling for the aerospace, electronics and general industrial markets. Interfast has a global presence working with both OEM (original equipment manufacturers) and MRO (maintenance, repair and overhaul) businesses to deliver proactive and innovative fastener-based solutions for a broad base of applications.

Randy Snyder, Wesco’s Chairman, President and Chief Executive Officer said, “we are pleased to welcome Interfast and its outstanding employees into the Wesco family. We believe this transaction will accelerate our global growth, strengthen our relationships with several strategic aerospace customers, and support our initiative to implement a new MRO platform.”

The Company expects to provide guidance on the financial impact of the acquisition in conjunction with its upcoming fiscal third quarter 2012 earnings release.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The Company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management.  The Company believes it offers the world’s broadest inventory of aerospace parts, comprised of approximately 475,000 different stock keeping units, including hardware, bearings, tools, electronic components and machined parts. Wesco Aircraft has more than 1,000 employees across 30 locations in 11 countries.

Contact Information:

Richard Zubek

Investor Relations

661-802-5078

InvestorRelations@wescoair.com

Forward Looking Statements

Certain information in this news release contains forward-looking statements with respect to the Company’s financial condition, results of operations or business or its expectations or beliefs concerning future events. Such forward-looking statements include discussions about the Company’s business strategies, its acquisition of substantially all of the assets of Interfast and the financial impact of such acquisition on the Company and the Company’s expectations concerning future operations, expected growth in its industry, revenues, earnings per share, margins and profitability. In some cases, you can identify forward-looking statements by terminology such as “will,” “expects,” “believes” or the negative of these terms or other comparable terminology. Although the Company believes that such forward-looking statements are reasonable, it cannot assure you that any forward-looking statements will prove to be correct. Such forward-looking statements involve risks, uncertainties, estimates and assumptions that may cause the Company’s actual results, performance or achievements to be materially different than those set forth in this news release. Additional information relating to factors that may cause actual results to differ from the Company’s forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and its Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011 and March 31, 2012. The Company undertakes no obligation to update or revise forward-looking statements after the day of the release as a result of new information, future events or developments except as required by law.